                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-60983) pertaining to the Amended and Restated 1989 Incentive Stock Option Plan, Amended and Restated 1990 Nonqualified Stock Option Plan, Directors Fee Stock Option Plan and Employment Agreement with Bruce D. Benson of United States Exploration, Inc. of our report dated April 9, 1999, with respect to the 1998 consolidated financial statements of United States Exploration, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1998.

                                        /s/ Ernst & Young LLP

Denver, Colorado
April 14, 1999